December 9, 2016
ImageWare Systems, Inc.
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
  We are acting as counsel for ImageWare Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof of Amendment No. 1 to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the “Act”) of (a) the following securities of the Company having an aggregate initial public offering price of up to $15,000,000: (i) shares (the “Company Shares”) of common stock, par value $0.001 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series, (iii) warrants to purchase Common Stock or Preferred Stock or any combination thereof (“Warrants”), and (iv) stock purchase rights (“Rights”) to purchase Common Stock or Preferred Stock, and (b) 1,500,000 shares of Common Stock to be offered and sold by certain stockholders of the Company (the “Selling Stockholder Shares”). The Company Shares, Preferred Stock, Warrants and Rights are collectively referred to herein as the “Securities.” The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”
We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to the Company Shares, when (a) the Board of Directors of the Company (the “Board ”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of the Company Shares and related matters and (b) such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Company Shares (including any Company Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

2.
With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding such series of Preferred Stock with the Secretary of State of the State of Delaware and (b) shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.
With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
With respect to any of the Rights, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a rights holder (a “Rights Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Rights, the terms of the offering of such Rights, and related matters, (c) such Rights have been duly executed and authenticated in accordance with the terms of such Rights Agreement and (d) such Rights have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Rights Agreement, such Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.
Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) in the case of the issuance of the Company Shares or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) at the time of such issuance, (c) the Board shall not have rescinded or otherwise modified the authorization of such Securities, (d) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (e) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise (f) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the General Corporation Law of the State of Delaware and the law of the State of Califonia in each case as in effect on the date hereof).
The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of California, in each case as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Disclosure Law Group, aPC
Disclosure Law Group, a Professional Corporation